UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 27, 2005

Date of Report (Date of
earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 27, 2005, NeoRx Corporation issued a press release announcing that David A. Karlin, M.D., has been appointed Senior Vice President of Clinical Development and Regulatory Affairs, effective July 1, 2005, the date Mr. Karlin will join the Company.

Dr. Karlin has entered into a Change of Control Agreement and a Key Executive Severance Agreement with the Company, each dated as of June 23, 2005.  Pursuant to the Change of Control Agreement, if the Company terminates Dr. Karlin’s employment without cause, or if Dr. Karlin terminates his employment for good reason, Dr. Karlin is entitled to receive the following: (i) an amount equal to fifty percent of his annual base salary, (ii) an amount equal to fifty percent of the annual bonus that would have been paid but for the termination of his employment, (iii) up to one year’s medical and dental insurance benefits and (iv) the immediate vesting of all of his outstanding stock options.

Under the Change of Control Agreement, “cause” includes the following events: refusal or persistent failure to carry out any of the executive’s material duties after reasonable notice and an opportunity to correct the failure, violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude, the executive’s abuse of alcohol or controlled substances, deception, fraud or dishonesty by the executive or any incident materially compromising the executive’s reputation or ability to represent us with the public. “Good reason” includes a material diminution in the executive’s position, duties or responsibility, the Company’s failure to pay the executive’s annual salary and bonus as provided in the agreement, requiring the executive to be based other than at the Company’s headquarters at the time of the change of control or any office that is subsequently designated as the headquarters of the Company and is less than 20 miles from such location, or the Company’s failure to properly assign the Agreement to a successor.  The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or renewal term.  If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years.  A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in our voting securities, a sale of substantially all of our assets or the failure of incumbent board members (or persons nominated or appointment by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Dr. Karlin’s employment without cause or if he terminates for good reason, Dr. Karlin is entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits.  The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 9 months’ written notice prior to the end of the initial or renewal term.  The definitions of “cause” and “good reason” are substantially the same as in the Change of Control Agreement described above.  The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement.  However, if Dr. Karlin’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement during the first six months following such termination to the extent that it is making the same payments under the Change of Control Agreement.

Other than as specifically provided in the Severance Agreement and the Change of Control Agreement, these agreements provide for “at-will” employment, which means that Dr. Karlin may terminate his service with the Company at any time.  Copies of the Key Executive Severance Agreement and the Change of Control Agreement are filed as exhibits hereto and are incorporated herein by reference.  Upon commencement of his employment, Dr. Karlin will be awarded an option, under the Company’s Amended and Restated 2004 Incentive Compensation Plan, to purchase 250,000 shares of the Company’s common stock.  The per share exercise price of the option will be equal to the closing price of NeoRx Common Stock on the date the option is granted.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2005, NeoRx Corporation issued a press release announcing that David A. Karlin, M.D., has been appointed Executive Vice President of Clinical Development and Regulatory Affairs, effective July 1, 2005, the date Mr. Karlin will join the Company.  A copy of the press release is attached hereto and is hereby incorporated by reference.

Prior to joining the Company, Mr. Karlin, age 61, served as Vice President, Corporate Research at Cellegy Pharmaceuticals, Inc., a publicly held biopharmaceutical company engaged in the development and commercialization of prescription drugs targeting woman’s health, from October 2002 to May 2005.  From February 2002 to July 2002, he served as Vice President, Clinical Development for Genteric, Inc., a privately held company specializing in gene therapy.  From August 1999 to October 2001, Dr. Karlin was Senior Medical Director at Matrix Pharmaceuticals, Inc, a cancer and drug delivery company.  He was Vice President, Clinical Research at SciClone Pharmaceuticals, Inc., from 1995 to 1999.  Prior to SciClone, Dr. Karlin held various positions at Syntex Corporation over a nine-year period.  Before joining the pharmaceutical industry, Dr. Karlin was an Associate Professor at Temple University School of Medicine and an Assistant Professor at the University of Texas M.D. Anderson Hospital and Tumor Institute.  He also was an instructor at the University of Chicago, where he received his medical degree.

See disclosure under Item 1.01 above for the material terms of Dr. Karlin’s Change of Control Agreement and Key Executive Severance Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1	Key Executive Severance Agreement dated as of June 23, 2005, between the Company and David A. Karlin

Exhibit 10.2	Change of Control Agreement dated as of June 23, 2005, between the Company and David A. Karlin

Exhibit 99.1	Press release dated June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: June 29, 2005	By:	/s/ SUSAN D. BERLAND
Susan D. Berland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Key Executive Severance Agreement dated as of June 23, 2005, between the Company and David A. Karlin

10.2	Change of Control Agreement dated as of June 23, 2005, between the Company and David A. Karlin

99.1	Press Release dated June 27, 2005